UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 15, 2021

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

One New Orchard Road
Armonk, New York	10504
(Address of principal executive offices)	(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Capital stock, par value $.20 per share	IBM	New York Stock Exchange
NYSE Chicago
0.500% Notes due 2021	IBM 21B	New York Stock Exchange
2.625% Notes due 2022	IBM 22A	New York Stock Exchange
1.250% Notes due 2023	IBM 23A	New York Stock Exchange
0.375% Notes due 2023	IBM 23B	New York Stock Exchange
1.125% Notes due 2024	IBM 24A	New York Stock Exchange
2.875% Notes due 2025	IBM 25A	New York Stock Exchange
0.950% Notes due 2025	IBM 25B	New York Stock Exchange
0.875% Notes due 2025	IBM 25C	New York Stock Exchange
0.300% Notes due 2026	IBM 26B	New York Stock Exchange
1.250% Notes due 2027	IBM 27B	New York Stock Exchange
0.300% Notes due 2028	IBM 28B	New York Stock Exchange
1.750% Notes due 2028	IBM 28A	New York Stock Exchange
1.500% Notes due 2029	IBM 29	New York Stock Exchange
1.750% Notes due 2031	IBM 31	New York Stock Exchange
0.650% Notes due 2032	IBM 32A	New York Stock Exchange
1.200% Notes due 2040	IBM 40	New York Stock Exchange
7.00% Debentures due 2025	IBM 25	New York Stock Exchange
6.22% Debentures due 2027	IBM 27	New York Stock Exchange
6.50% Debentures due 2028	IBM 28	New York Stock Exchange
7.00% Debentures due 2045	IBM 45	New York Stock Exchange
7.125% Debentures due 2096	IBM 96	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On March 17, 2021, IBM received notification of an unsolicited “mini-tender” offer by TRC Capital Investment Corporation (“TRC”), dated March 15, 2021, to purchase up to 1,000,000 shares of IBM’s common stock, which is approximately 0.11% of the 893,594,090 shares outstanding as of February 10, 2021, at a price of $122.00 per share in cash. TRC’s offer price is approximately 4.4% less than the $127.61 closing price of IBM’s common stock on the New York Stock Exchange on March 12, 2021.

IBM does not endorse TRC’s mini-tender offer and recommends that IBM stockholders do not tender their shares in response to the offer because the offer is at a price below the current market price for IBM’s shares. IBM urges stockholders to obtain current market quotes for their shares, to review the conditions to TRC’s mini-tender offer, to consult with their brokers or financial advisors and to exercise caution with respect to this mini-tender offer. IBM is not associated with TRC, its mini-tender offer or the offer documentation.

Mini-tender offers are designed to seek to acquire less than 5 percent of a company’s outstanding shares, thereby avoiding many disclosure and procedural requirements of the Securities and Exchange Commission (“SEC”) that apply to offers for more than 5 percent of a company’s outstanding shares. As a result, mini-tender offers do not provide investors with the same level of protection as provided by larger tender offers under United States federal securities laws.

The SEC has cautioned investors about these offers, noting that “[s]ome bidders make mini-tender offers at below-market prices, hoping that they will catch investors off guard if the investors do not compare the offer price to the current market price.” The SEC’s Tips for Investors regarding mini-tender offers may be found on the SEC’s website at www.sec.gov/investor/pubs/minitend.htm.

IBM encourages brokers and dealers, as well as other market participants, to review the SEC’s letter regarding broker-dealer mini-tender offer dissemination and disclosures at www.sec.gov/divisions/marketreg/minitenders/sia072401.htm and NASD’s Notice to Members 99-53, issued July 1999, regarding guidance to members forwarding mini-tender offers to their customers, which can be found at www.finra.org/sites/default/files/NoticeDocument/p004221.pdf.

IBM requests that a copy of this 8-K be included with all distributions of materials relating to TRC’s mini-tender offer.

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/). IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: March 19, 2021

	By:	/S/Frank Sedlarcik
Frank Sedlarcik
Vice President, Assistant General Counsel and Secretary